Exhibit 99.1

Contacts: Investors: Risa Fisher rfisher@webmd.net 201-414-2002	Media: Jennifer Meyer jmeyer@webmd.net 212-624-3912

WEBMD ANNOUNCEMENT

ELMWOOD PARK, NJ (October 12, 2004) – WebMD Corporation (Nasdaq: HLTH) announced today that it settled its lawsuit against the landlord of a property that WebMD’s prior management leased in 2000, but never occupied, for its then Santa Clara, California operations. Under the terms of the settlement, the original lease, which provided for aggregate remaining rent payments of approximately $45 million over the next eight years, was terminated and WebMD made a cash payment to the landlord of approximately $23 million.

This lease termination is part of the restructuring plan announced by WebMD in September 2000. WebMD will take an incremental charge of approximately $4.5 million in the third quarter of 2004 in connection with the settlement. The remainder of the cost was previously expensed. There are no other outstanding items related to WebMD’s 2000 restructuring plan.

In addition, WebMD announced that its results for the third quarter of 2004 will include approximately $2.3 million in expenses related to the previously announced investigation by the Department of Justice.

As previously announced, the expenses relating to the DOJ investigation were not included in the guidance provided by WebMD in early August for its third quarter results. In addition, the incremental charge related to the recent litigation settlement was not included in that guidance. These items will reduce WebMD’s earnings per share for the third quarter by approximately $0.02.

Third Quarter Financial Results to be Released on November 4, 2004

As previously announced, WebMD will announce its financial results for the quarter ended September 30, 2004 on November 4, 2004 at approximately 4:00 pm EST. WebMD will hold a conference call with investors and analysts on that day at 4:45 pm EST. A live audio webcast of the call will be available at www.webmd.com (in the About WebMD section of the site).

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of administrative, financial and clinical software and related services to the nation’s medical practices. WebMD Business Services is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding our guidance on future financial results and other projections or measures of future performance of WebMD. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.